Exhibit 10.5
                     AMENDMENT NO. 1 TO SENIOR SECURED NOTE
                      OF GAMING & ENTERTAINMENT GROUP, INC.

      This Amendment No. 1 (this "Amendment") to the Senior Secured Note, dated December 8, 2004 (the "Note"), of Gaming & Entertainment Group, Inc., in the principal amount of $2,000,000, in favor of Cantor G&W (Nevada), L.P., is effective as of February 15, 2006 (the "Effective Date"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Note.

      Pursuant to Section 11 of the Note, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor agree to amend the Note as follows:

      1. Forgiveness of Principal and Accrued Interest. Contemporaneously with the execution and delivery of this Amendment, the parties (a) terminated that certain Amended and Restated Software Development and License Agreement, dated as of December 8, 2004 (the "License Agreement"), between the parties pursuant to which the Company licensed certain software (the "Software") to Investor and Investor agreed to pay certain royalties to the Company based on a percentage of Client Net Revenue (as defined in the License Agreement) and (b) entered into an Asset Purchase Agreement pursuant to which Investor acquired all right, title and interest in and to the Software. Notwithstanding the termination of the License Agreement and Investor's acquisition of the Software, Investor shall on an annual basis forgive an amount of the principal and accrued interest under the Note equal to the amount, if any, that Investor would have paid to the Company as Commission (as defined in the License Agreement) with respect to the Software if the License Agreement were still in effect during such period. Investor shall notify the Company in writing of the amount by which the principal and interest under Note is so forgiven on or before December 8th of each year prior to the Final Payment Date, and such writing shall include a reasonably detailed summary describing how such amount was derived. Further, during the period this Note remains outstanding, Investor shall continue to provide the Company, on a monthly basis, a written summary of the Client Net Revenue generated from the Cantor Casino and all "white label" clients of Investor and its Affiliates, as applicable."

      2. Definitions.

            (a) Paragraph 5(b) of the Note is amended and restated in its entirety as follows: "Change of Control" means the occurrence of any of the following: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than the Controlling Stockholders as a group shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner," directly or indirectly, of the voting power to direct the voting of securities having at least 51% of the voting power for the election of directors of the Company, (ii) the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding voting shares of the Company are changed into or exchanged for cash, securities or other property and following such transaction, a "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner," directly or indirectly, of the voting power to direct the voting of securities having at least 51% of the voting power for the election of directors of the surviving entity or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any Person. As used herein, the term "beneficial owner" shall have the meaning set forth in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934, as amended.

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            (b) Paragraph 5(c) of the Note is amended and restated in its entirety as follows: "Controlling Stockholders" means any of Tibor N. Vertes, Vertes Family Trust, Robit Nominees Pty Ltd., Gregory L. Hrncir, the Hrncir Family Trust, the Hrncir Family Limited Partnership or Kevin Burman, or in the event of the death of any of the foregoing natural persons, the heirs of such natural persons.

      3. Prepayment. Paragraph 8 of the Note is hereby deleted.

      4. Notices. The addresses for notices set forth in Paragraph 16 are amended and restated as follows:

"if to Investor, to:

Cantor G&W (Nevada), L.P.
110 East 59th Street
New York, New York  10022
Facsimile: (212) 829-4708
Attention: Stephen M. Merkel, Esq.

if to the Company, to:

Gaming & Entertainment Group, Inc.
4501 Hayvenhurst Avenue
Encino, California  91436
Facsimile: (413) 723-2141
Attention: Gregory L. Hrncir"

      5. Continuing Effect. Except as expressly amended hereby, the Note shall continue to be and shall remain in full force and effect in accordance with its terms.

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      IN WITNESS WHEREOF, the Company has caused this Amendment to be signed in its name by its Chief Executive Officer and its corporate seal to be affixed hereto and attested by its Secretary this 15th day of February 2006.

GAMING & ENTERTAINMENT GROUP, INC.

By: /s/ Tibor N. Vertes
   -------------------------------------
    Name: Tibor N. Vertes
    Title: Chief Executive Officer

[Seal]

ATTEST:

Acknowledged and Agreed:

CANTOR G&W (NEVADA), L.P.

By: /s/ Lee M. Amaitis
   -------------------------------------
    Name: Lee M. Amaitis
    Title: President